EXHIBIT a(b)

AMENDMENT NO. 1

TO

AGREEMENT AND DECLARATION OF TRUST OF

AIM COUNSELOR SERIES TRUST

This Amendment No. 1 to the Agreement and Declaration of Trust of AIM Counselor Series Trust (this “Amendment”) amends, effective as of December 10, 2003, the Agreement and Declaration of Trust of AIM Counselor Series Trust (the “Trust”) dated as of July 29, 2003, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of December 10, 2003.

By:	/s/ Robert H. Graham

Name:	Robert H. Graham
Title:	President

EXHIBIT 1 TO AMENDMENT NO. 1

TO

AGREEMENT AND DECLARATION OF TRUST

OF AIM COUNSELOR SERIES TRUST

“SCHEDULE A

AIM COUNSELOR SERIES TRUST

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

INVESCO Advantage Health Sciences Fund	Class A Shares Class B Shares Class C Shares Institutional Class Shares

INVESCO Multi-Sector Fund	Class A Shares Class B Shares Class C Shares Institutional Class Shares”

A-1